UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Ikonics Corporation

(Name of Registrant as Specified In Its Charter)

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IKONICS CORPORATION
4832 Grand Avenue
Duluth, Minnesota 55807
(218) 628-2217
Dear Shareholder:
          You are cordially invited to attend the Annual Meeting of Shareholders to be held at The Kitchi Gammi Club, 831 E. Superior Street, Duluth, Minnesota, at 1:00 p.m., Central Time, on April 28, 2011.
          The Secretary’s Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.
          We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the proxy and vote in person at that time if you so desire.
Sincerely,

William C. Ulland
Chairman of the Board
March 22, 2011

IKONICS CORPORATION

Notice of Annual Meeting of Shareholders
to be held on April 28, 2011

          The Annual Meeting of Shareholders of IKONICS Corporation will be held at The Kitchi Gammi Club, 831 E. Superior Street, Duluth, Minnesota, at 1:00 p.m., Central Time, on April 28, 2011 for the following purposes:
1.	To elect seven directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2.	To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.
          The Board of Directors has fixed March 8, 2011 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.
          Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible. You may revoke your proxy at any time prior to its exercise and returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.
By Order of the Board of Directors,

Jon Gerlach
Secretary
Duluth, Minnesota
March 22, 2011

PROXY STATEMENT

GENERAL INFORMATION
          The enclosed proxy is being solicited by the Board of Directors of IKONICS Corporation, a Minnesota corporation (“IKONICS” or the “Company”), for use in connection with the Annual Meeting of Shareholders to be held on April 28, 2011 at The Kitchi Gammi Club, 831 E. Superior Street, Duluth, Minnesota, at 1:00 p.m., Central Time, and at any adjournments thereof. Only shareholders of record at the close of business on March 8, 2011 will be entitled to vote at such meeting or adjournment. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy’s authority or a properly signed and duly returned proxy bearing a later date.
          The address of the principal executive office of the Company is 4832 Grand Avenue, Duluth, Minnesota 55807 and the telephone number is (218) 628-2217. The mailing of this Proxy Statement and the Board of Directors’ form of proxy to shareholders will commence on or about March 22, 2011. This Proxy Statement is available at http://ir.10kwizard.com/files.php?source=638.
          The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, regular or electronic mail, or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.
          The Common Stock of the Company, par value $.10 per share, is the only authorized and issued voting security of the Company. At the close of business on March 8, 2011 there were 1,979,607 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.
          A plurality of the votes cast is required for election of the director nominees listed under “Election of Directors” in this Proxy Statement. A shareholder voting through a proxy who abstains with respect to any matter is considered to be present and entitled to vote on such matter at the meeting. A shareholder (including a broker) who does not give authority to vote, or withholds authority to vote, on any proposal shall not be considered present and entitled to vote on such proposal.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
     The following table sets forth, as of February 24, 2011, the number of shares of Common Stock beneficially owned by each person who is a beneficial owner of more than 5% of the Common Stock issued and outstanding, by each executive officer named in the Summary Compensation Table, by each director, and by all officers and directors as a group. All persons have sole voting and dispositive power over such shares unless otherwise indicated.

Name and Address	Number	Percentage of
of Beneficial Owner(1)	Of Shares	Outstanding Shares
Directors and executive officers:
William C. Ulland	238,502	12.09%
Charles H. Andresen	26,289	1.33
Gerald W. Simonson	115,473	5.85
David O. Harris	89,362	4.53
Rondi Erickson	13,398	*
Lockwood Carlson	—	*
Leigh Severance	175,079	8.87
Claude P. Piguet	21,675	1.10
Jon Gerlach	11,250	*
All directors and executive officers (11 persons, including those named above)	700,976	35.52
Additional Beneficial Owners > 5%
Joseph R. Nerges	394,534 (2)	19.99

*	Less than one percent.

(1)	The address for each of the persons listed below is 4832 Grand Avenue, Duluth, Minnesota 55807, except for Mr. Nerges, whose address is 1726 Bundy Street, Scranton, Pennsylvania 18508.

(2)	Based solely on information contained in filings made by Mr. Nerges with the Securities and Exchange Commission on or prior to February 24, 2011.

ELECTION OF DIRECTORS
          The business of the Company is managed under the direction of a Board of Directors, with the number of directors fixed from time to time by the Board of Directors. The Board of Directors has fixed at seven the number of directors to be elected to the Board at the 2011 Annual Meeting of Shareholders and has nominated the seven persons named below for election as directors, each to serve until the 2012 Annual Meeting of Shareholders. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the seven nominees named below.
          Each of the nominees is a current director of the Company and each has indicated a willingness to serve as a director until the 2012 Annual Meeting of Shareholders. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.
          All nominees for director, except for Mr. Ulland, meet the independence requirements of The Nasdaq Stock Market, the stock exchange on which the Company’s shares trade.
          Following is certain information regarding the nominees for the office of director:
William C. Ulland, age 70
          Mr. Ulland is Chairman, President and Chief Executive Officer of the Company. He was named IKONICS’ Chief Executive Officer in February of 2000 and President in December of 2000. He has been a member of the Company’s Board of Directors since 1972 and has served as its Chairman since 1976. Mr. Ulland earned a degree in Geophysical Engineering from the Colorado School of Mines in 1963 and a Master of Science degree in Industrial Administration from Purdue University in 1965. Prior to becoming the Company’s Chief Executive Officer, he was involved in mineral development and evaluation as Managing Partner of the American Shield Company and President of Geomines Inc.
Charles H. Andresen, age 70
          Mr. Andresen was elected as a director of the Company in 1979. Mr. Andresen has been a shareholder in the law firm of Andresen & Butterworth, P.A., in Duluth, Minnesota for the past five years. Prior to being a shareholder in Andresen & Butterworth, P.A., Mr. Andresen was a shareholder in the law firm of Andresen, Haag, Paciotti, & Butterworth, P.A. in Duluth, Minnesota.
Gerald W. Simonson, age 80
          Mr. Simonson was elected as a director of the Company in 1978. He has been the President of Omnetics Connector Corporation, a manufacturer of microminiature connectors for the electronics industry located in Minneapolis, Minnesota, for more than the past five years.
David O. Harris, age 76
          Mr. Harris was elected a director of the Company in 1965. He has been President of David O. Harris, Inc., a manufacturer’s representative firm in Minneapolis, Minnesota, for more than the past five years.

Rondi C. Erickson, age 63
          Ms. Erickson was elected as a director of the Company in 2000. She is the co-owner of Nokomis Restaurant & Bar in Duluth, Minnesota. From October 1999 to February 2006, she was the Chief Executive Officer and a director of Apprise Technologies Inc., a company that develops and sells optical and electronic-based sensor technologies. Prior to joining Apprise, in 1995, Ms. Erickson founded American Science Corporation, a registered FDA manufacturing establishment that provided contract manufacturing and research and development support for a dental pharmaceutical company. Prior to founding American Science, Ms. Erickson founded Bay West, Inc., an environmental services firm, in 1974 and served as its Chief Executive Officer.
H. Leigh Severance, age 72
          Mr. Severance was elected as a director of the Company in 2000. Mr. Severance has over forty years investment experience as a portfolio manager and security analyst with advisory organizations and a mutual fund, including his own firm, Severance Capital Management, which was founded in 1984 to specialize in micro and small capitalization companies and quantitative portfolio management strategies. He also co-founded Jefferson Capital Management, a large capitalization quantitative investment management company. Prior to 1984, Mr. Severance was a portfolio manager with Cambiar Investors, H.L. Severance, Inc., Founders Asset Management, and J.M. Hartwell & Company. Mr. Severance received a Masters in Business Administration from the University of Chicago in 1963. He serves on the Board of Directors of Credo Petroleum Corporation and served on the Board of Directors of LifeVantage Corporation, a publicly traded company, until 2007. He also serves on the Board of Directors of a private company.
Lockwood Carlson, age 67
          Dr. Carlson was appointed as a director of the Company in February 2009. Dr. Carlson is President of Carlson Consulting Group, a Minneapolis-based consulting firm that he founded in 2002 and that provides strategic development foresight to organizations with a concentration in technical products and services. Dr. Carlson holds the James Renier Chair in Technological Leadership at the Center for the Development of Technological Leadership at the University of Minnesota, where he is on the faculty and teaches in the Management of Technology program. Dr. Carlson received his Ph.D. in Physics in 1971 from the University of Wyoming and is retired from 3M Company where he served as Corporate Scientist. Dr. Carlson also serves on the Board of Directors of several private companies and non-profit organizations.
          Each nominee brings unique experience and skills to the Board of Directors. The Board of Directors believes the nominees as a group have the experience and skills in areas such as technology, manufacturing, finance and management that are necessary to effectively oversee the Company’s operations and growth strategies. The following is a summary of the experience and skills that the Board of Directors believes makes each nominee a strong choice to serve as a director of the Company:
•	Mr. Ulland has been our chief executive officer for more than 10 years and has been a director of the Company for more than 35 years. The Board of Directors believes his knowledge of the Company and its business gained from this lengthy term of leadership position him well to formulate and execute our business plans and growth strategies.
•	Mr. Andresen has deep institutional knowledge of the Company gained from his service on the Board of Directors for more than 20 years. His legal knowledge acquired from practicing law for more than 40 years also is a valuable resource to the Board of Directors.

•	Mr. Simonson has deep institutional knowledge of the Company gained from his service on the Board of Directors for more than 20 years. His professional experience in the manufacturing sector also is a valuable resource to the Company. Mr. Simonson’s financial and accounting knowledge helped the Board of Directors to determine that he is an audit committee financial expert under applicable rules of the Securities and Exchange Commission.

•	Mr. Harris’s institutional knowledge of the Company based on his service on the Board of Directors for more than 40 years and his professional experience in the manufacturing sector make him a valuable resource to the Company’s management and Board of Directors.

•	Ms. Erickson’s experience in the technology sector and her general management experience are useful resources for the Board of Directors and the Company’s management. She served as Chief Executive Officer of Apprise Technologies, a company that develops and sells optical and electronic-based sensor technologies, for six years. Ms. Erickson also founded and managed several businesses prior to joining Apprise Technologies.

•	Mr. Severance has more than 40 years of experience analyzing and managing investments. This investment experience is a valuable resource for the Company’s other directors.

•	Mr. Carlson has significant technological and leadership experience gained through his professional and academic background. He founded and serves as President of a consulting firm that provides strategic advice primarily to technology companies and teaches in the Management of Technology program at the University of Minnesota. He also previously worked at 3M Company, a diversified technology company in the Fortune 100. His technological and leadership skills are a valuable resource to the Board of Directors and the Company’s management.
Committees of the Board of Directors and Meeting Attendance
          The Board of Directors met four times during fiscal 2010. All incumbent directors attended at least 75% of the meetings of the Board and of the committees on which they served held during the periods for which they served as a director. The Company currently has an Audit Committee, a Compensation Committee and a Nominating Committee.
          The following is a description of the functions performed by each of the Committees:
Audit Committee
          The Company’s Audit Committee presently consists of Messrs. Simonson (Chairman), Andresen, Carlson, Harris, Severance and Ms. Erickson. All of the members of the Audit Committee are “independent” as that term is defined in the applicable listing standards of The Nasdaq Stock

Market and Rule 10A-3 promulgated under the Securities Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that Mr. Simonson is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission. The Audit Committee provides assistance to the Board of Directors in fulfilling the Board’s duties relating to corporate accounting, reporting practices of the Company and the quality and integrity of the Company’s financial reports. Among other things, the Audit Committee selects and appoints the Company’s independent registered public accounting firm, meets with the independent registered public accounting firm and financial management to review the scope of the audit and the audit procedures and reviews annually the responsibilities of the Audit Committee and recommends to the Board of Directors any changes to these responsibilities. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, adopted by the Company’s Board of Directors on February 23, 2004. A copy the Audit Committee Charter was included as Exhibit A to the Company’s Proxy Statement for its 2010 Annual Meeting of Shareholders. The Audit Committee met four times during fiscal 2010, once each quarter.
Compensation Committee
          The Company’s Compensation Committee presently consists of Messrs. Andresen (Chairman), Simonson, Harris, Severance, Carlson and Ms. Erickson. All of the members of the Compensation Committee are “independent” as that term is defined in the applicable listing standards of The Nasdaq Stock Market. The Compensation Committee annually reviews and acts upon a compensation package for the Chief Executive Officer and the Company’s other executive officers, and sets compensation policy for the other employees of the Company. In addition, the Compensation Committee acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans. The Compensation Committee also administers the IKONICS Corporation 1995 Stock Incentive Plan. The responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, adopted by the Company’s Board of Directors on February 23, 2004. Pursuant to the Compensation Committee Charter, the Committee has authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided that the subcommittees are composed entirely of independent directors. A copy of the Compensation Committee Charter was included as Exhibit B to the Company’s Proxy Statement for its 2010 Annual Meeting of Shareholders. The Compensation Committee met three times during fiscal 2010.
Nominating Committee
          The Company’s Nominating Committee presently consists of Ms. Erickson (Chairperson) and Messrs. Andresen, Simonson, Harris, Severance, and Carlson. All of the members of the Nominating Committee are “independent” as that term is defined in the applicable listing standards of The Nasdaq Stock Market. The purposes of the Nominating Committee are to identify individuals qualified to become Board members and to approve director-nominees to be considered for election by shareholders and for election by the Board to fill any vacancy or newly created directorship. The responsibilities of the Nominating Committee are set forth in the Nominating Committee which is included as Exhibit A to this Proxy Statement. The Nominating Committee met once during fiscal 2010.
          The Nominating Committee has established a policy with regard to the consideration of any director candidates recommended by the Company’s shareholders. The Nominating Committee will consider director candidates recommended by a Company shareholder provided that the shareholder sends the Company a written notice received by the Secretary of the Company that (i) states the name and address of the shareholder identifying the candidate as that information appears on the Company’s books and records and the number of shares of the Company owned by the recommending shareholder and (ii) provides the following information about the candidate:
1.	name, age, and business and residential addresses;

2.	principal occupation or employment;

3.	number of shares of the Company beneficially owned;

4.	statement of the person’s citizenship; and

5.	any other information that must be disclosed about nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the candidate’s written consent to be named as a nominee and to serve as a director if elected).
          The Company may require any proposed candidate to furnish such other information as may reasonably be required by the Nominating Committee to determine the eligibility of the proposed nominee to serve as a director. Provided a shareholder satisfies the requirements described above, the Nominating Committee will consider director candidates recommended by shareholders in the same manner that it considers all other director candidates. All director candidates must meet certain minimum qualifications established by the Nominating Committee from time to time, and the Nominating Committee will assess the experience, integrity, competence, diversity, skills, and dedication to the Company of all director candidates. The Nominating Committee does not have an independent policy with regard to considering the diversity of the Company’s directors. The Nominating Committee will consider a number of features when evaluating diversity, including age, gender, ethnicity and professional experiences. As indicated above, diversity is one factor in the total mix of information the Board of Directors considers when evaluating director candidates. Shareholders who wish to suggest qualified candidates should write to the Office of the Corporate Secretary of IKONICS Corporation, at 4832 Grand Avenue, Duluth, Minnesota 55807, stating the information described above and any other relevant details concerning the candidate’s qualifications for consideration by the Nominating Committee.
Board Leadership Structure and Role in Risk Oversight
          Mr. Ulland has served in the combined roles of Chairman and Chief Executive Officer since 2000. Mr. Ulland’s combined service as Chairman and Chief Executive Officer creates unified leadership for the Company. This leadership structure, which is common among U.S.-based publicly-traded companies, demonstrates to customers and shareholders that the Company is under strong leadership and minimizes the potential duplication of efforts among management and the directors. The Board of Directors does not have a lead independent director and does not believe that one is necessary in light of the Company’s size and the lengthy experience the majority of the directors have working with Mr. Ulland. The Board of Directors believes its leadership structure allows the Company to operate most efficiently and is in the best interests of the Company and its shareholders.

          The Company’s management is responsible for day-to-day risk management of the Company. Management reports to the Board of Directors on the material risks the Company faces when management determines that the Company’s risk profile materially changes. The Board of Directors uses management’s reports to evaluate the Company’s exposure to risks in light of the Company’s business plan and growth strategies. The Board of Directors primarily focuses on risks in the areas of operations, liquidity and regulatory changes and compliance, which the Board of Directors believes are the areas most likely to potentially impact on the Company in a material way.
Director Compensation
          Each non-employee director of the Company receives a quarterly retainer of $2,000, plus per meeting fees of $2,000 for each meeting of the Board of Directors. Fees are not paid for committee meetings. From time to time, the Company’s non-employee directors have been awarded options to purchase the Company’s Common Stock under the 1995 Stock Incentive Plan and Mr. Ulland has been awarded stock options under such plan in connection with his position as Chairman, President and Chief Executive Officer. No such grants of stock options have been made since 2003. The following table sets forth the total compensation paid to each director for fiscal 2010. Mr. Ulland did not receive separate compensation for his service as a director during fiscal 2010.
DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Total

Charles H. Andresen	$16,000	$16,000

Gerald W. Simonson	$16,000	$16,000

David O. Harris	$14,000	$14,000

Rondi C. Erickson	$16,000	$16,000

H. Leigh Severance	$16,000	$16,000

Lockwood Carlson	$16,000	$16,000
Shareholder Communication with the Board of Directors and Director Attendance at Annual Meetings
          The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board of Directors or specified individual directors by addressing their communication to Chief Financial Officer, IKONICS Corporation, 4832 Grand Avenue, Duluth, Minnesota 55807, by U.S. mail. The communications will be collected by the Chief Financial Officer and delivered, in the form received, to the Board or, if so addressed, to a specified director.
          The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meetings of Shareholders. The Company has always encouraged its directors to attend its annual meeting of shareholders and expects to continue this policy. In 2010, seven Company directors attended the Company’s Annual Meeting of Shareholders.
REPORT OF THE AUDIT COMMITTEE
          The role of the Company’s Audit Committee, which is composed of six independent non-employee directors, is one of oversight of the Company’s management and the Company’s outside auditors in regard to the Company’s financial reporting and the Company’s controls with respect to accounting and financial reporting. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company’s management and independent registered public accounting firm.
          The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2010 with the Company’s management; (ii) discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (iii) received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and (iv) discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
          Based on the review and discussions with management and the Company’s independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
Gerald W. Simonson, Chairman
Charles H. Andresen
Lockwood Carlson
David O. Harris
Rondi C. Erickson
H. Leigh Severance
Principal Accounting Firm Fees
          The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP for the audit of the Company’s annual financial statements for 2010 and 2009, and fees billed for other services rendered by McGladrey & Pullen, LLP and their affiliate RSM McGladrey, Inc. for those years.

	2010	2009
Audit Fees(1)	$92,500	$92,500
Audit-Related Fees(2)	724	25,099
Tax Fees(3)	11,400	20,205

Total	$104,624	$137,624

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports.

(2)	Audit-Related Fees are fees principally for professional services rendered for the procedures performed relating to Sarbanes-Oxley Section 404 compliance prior to deferral of effectiveness of the requirement that the Company’s auditor file an attestation report on the Company’s internal controls, review procedures performed in connection with the registration of additional shares on Form S-8, and consultations regarding response to an SEC comment letter.

(3)	Tax Fees in 2010 and 2009 consist of compliance fees for the preparation of tax returns and related consultations for state and local tax queries. In 2009, fees were also incurred for an audit by the Minnesota Department of Revenue ($7,800) as well as consultation for payroll and capital loss planning ($1,500).
          The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to approve annually all audit services and, on a case-by-case basis, all permitted non-audit services to be provided by the independent registered public accounting firm during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis.
Relationship with Principal Accounting Firm
          The Audit Committee has selected McGladrey & Pullen, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. It is the judgment of the Audit Committee that McGladrey & Pullen, LLP has and will conduct its affairs in an appropriate manner and warranted selection as the Company’s independent registered public accounting firm. The Board of Directors is not required to submit the selection of McGladrey & Pullen, LLP for ratification by the Company’s shareholders and is not doing so for ease of administration and to maintain the Audit Committee’s flexibility to select an independent registered public accounting firm that it believes is best suited to serve the Company. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting of Shareholders or be afforded an opportunity to make a statement or respond to questions during the meeting.

EXECUTIVE OFFICERS
          Following is certain information regarding the current executive officers of the Company other than William C. Ulland:
Claude P. Piguet, age 53
          Mr. Piguet was named Executive Vice President on December 19, 2000. Previously, he was the Company’s Vice President of Operations beginning in May 1994. He was the Company’s Director of Operations from January 1992 to May 1994. Mr. Piguet joined the Company in 1990 and holds a diploma of Engineer ETS/HTL from the Ecole D’Ingenieurs de l’Etat de Vaud in Switzerland.
Jon Gerlach, age 44
          Mr. Gerlach was named Chief Financial Officer, Vice President Finance and Secretary on August 5, 2003. Previously he served as the Finance Manager for Sappi Limited — Cloquet. Prior to working for Sappi, Mr. Gerlach served in various positions with Potlatch’s Minnesota Pulp and Paper Division from 1994 to 2002. His most recent position at Potlatch was the Division Manager of Business Planning. Mr. Gerlach has also worked as a Financial Analyst with Maurices Incorporated and with Ernst & Young LLP in their audit department. Mr. Gerlach earned a Masters in Business Administration from the University of Minnesota — Duluth in 2001 and a B.S. in Accounting from St. John’s University in 1989.
Robert D. Banks, Jr., age 59
          Mr. Banks has been the Company’s Vice President of International Sales since February 1997. Previously, he was the Company’s Director of International Sales and Marketing from 1989 to 1997. His prior experience includes positions with Marshall and Ilsley Bank, H & H Exports and the Boy Scouts of America. He received a B.A. in both Economics and Environmental Studies from Northland College in 1976.
Parnell Thill, age 46
          Mr. Thill has been the Company’s Vice President of Marketing since January 2005. Previously, he served as the Company’s Marketing Director beginning in 2001. Prior to joining IKONICS, Mr. Thill worked as a marketing executive at The Stanley Works in the Industrial Tools Division. Mr. Thill earned a Masters in Business Administration from St. Thomas University in 2001, a Bachelors in Education from the University of Minnesota — Duluth in 1991, and a Bachelors in English from St. John’s University in 1987.
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
          The following table sets forth certain information regarding compensation for the fiscal years ended December 31, 2010 and December 31, 2009, provided to the Chief Executive Officer and the two other most highly compensated executive officers who received remuneration exceeding $100,000 during fiscal 2010 and 2009 (the “Named Executive Officers”).

			Non-Equity
			Incentive Plan	All Other
		Salary	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)

William C. Ulland	2010	218,500	14,885	11,669	245,054
Chairman, President and Chief Executive Officer	2009	214,200	—	10,710	224,910

Claude P. Piguet	2010	131,120	9,924	7,052	148,096
Executive Vice President	2009	128,600	—	6,430	135,030

Jon Gerlach	2010	121,740	4,962	6,335	133,037
Chief Financial Officer and Vice President Finance	2009	119,500	—	5,975	125,475
          The Company has not entered into employment agreements with any of the Named Executive Officers. The amounts portrayed in the table above under “All Other Compensation” represent the Company’s contribution to its salary deferral plan adopted under Section 401(k) of the Internal Revenue Code. The Company’s executive officers are eligible to participate in a 401(k) defined contribution plan. In any plan year, the Company will contribute to each participant up to 5% of the participant’s compensation into the 401(k) plan. All of the Named Executive Officers participated in the 401(k) plan during fiscal 2010 and 2009 and received contributions.
          Amounts shown in the “Non-Equity Incentive Plan Compensation” column represent payments pursuant to the Company’s bonus program for the applicable fiscal year. Under the program, executive officers were eligible to receive cash bonuses equal to a percentage of the year’s bonus pool. The fiscal 2010 and fiscal 2009 bonus pools were set at 10% of the amount by which net income before income taxes (as adjusted for unusual items of income or expense) (“EBT”) for the applicable fiscal year exceeded the EBT target for that fiscal year. For fiscal 2010 and fiscal 2009, Mr. Ulland was eligible to receive a bonus equal to 30% of the pool, and Mr. Piguet, the Company’s Executive Vice President, was eligible to receive a bonus equal to 20% of the pool. Each of the Company’s other executive officers was eligible to receive bonuses equal to 10% of the pool for each year. The Committee did not allocate 20% of the pool in 2010 and 2009.
          The Company did not make any grants of stock options to the Named Executive Officers during fiscal 2010 or fiscal 2009.
OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR-END
          As of the end of fiscal 2010, none of the Named Executive Officers had any unexercised stock options, stock that had not vested or equity incentive plan awards.

EQUITY COMPENSATION PLAN INFORMATION
          The following table sets forth information with respect to the Company’s Common Stock that may be issued under its 1995 Stock Incentive Plan as of December 31, 2010. The 1995 Stock Incentive Plan is the only equity compensation plan of the Company in existence as of December 31, 2010 and has been approved by the Company’s shareholders.

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column 1)
Equity compensation plans approved by shareholders	40,500	$6.38	125,573

Equity compensation plans not approved by shareholders	—	—	—

Total	40,500	$6.38	125,573

EMPLOYMENT CONTRACTS; TERMINATION OF
EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
          The Company does not have any employment agreements with any members of its executive management team, but has entered into confidentiality and non-competition agreements with such persons. These agreements generally provide that the executive will not solicit any other employee of the Company to leave the Company during the executive’s employment with the Company and for two years following such employment, will not compete with the Company during the executive’s employment and for one year thereafter, and will protect the proprietary information of the Company during and following such executive’s employment.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who own more than ten percent of the Company’s Common Stock file initial reports of ownership of the Company’s Common Stock and changes in such ownership with the Securities and Exchange Commission. To the Company’s knowledge based solely on a review of copies of forms submitted to the Company during and with respect to fiscal 2010 and on written representations from the Company’s directors and executive officers, all required reports were filed on a timely basis during fiscal 2010.
ADDITIONAL MATTERS
          The Annual Report of the Company for the year ended December 31, 2010, including financial statements, is being mailed with this Proxy Statement.

          Shareholder proposals intended to be presented at the 2012 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than November 23, 2011 for inclusion in the Proxy Statement for that meeting.
          As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of shareholders, it is intended that the shares of Common Stock represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.
By Order of the Board of Directors,

Jon Gerlach
Secretary
Dated: March 22, 2011

EXHIBIT A
IKONICS CORPORATION
NOMINATING COMMITTEE CHARTER
Purpose
The purposes of the Nominating Committee (the “Committee”) of the board of directors (the “Board”) of IKONICS Corporation (the “Company”) are to:
•	identify individuals qualified to become Board members, and

•	approve director-nominees to be considered for election by shareholders and for election by the Board to fill any vacancy or newly created directorship.
Organization and Committee Membership
The Committee will be composed of at least two directors, all of whom satisfy the definition of “independent” under the listing standards of the Nasdaq Stock Market. The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Board will designate one member of the Committee to serve as chairperson of the Committee. The Chairperson shall preside over the Committee. The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.
Meetings
The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.
Committee Authority and Responsibilities Regarding Nominations
The Committee has the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. The Committee has sole authority to retain and terminate any such search firm, including sole authority to approve the firm’s fees and other retention terms. The Committee also has authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.
The Committee will make regular reports to the Board and will propose any necessary action to the Board.
The Committee, to the extent it deems necessary or appropriate, will:
•	identify individuals qualified to become members of the Board;
•	establish procedures for shareholders to submit potential candidates for election to the Board;

•	review and evaluate potential candidates for election to the Board, including incumbent directors and director candidates properly submitted by shareholders, and comply with any requirements of the Securities and Exchange Commission to consider such candidates;
•	nominate the director nominees to be considered for election by shareholders and for election by the Board to fill any vacancy or newly created directorship;
•	make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria (such as, independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent the shareholders) for the selection of individuals to be considered as candidates for election to the Board;
•	review and reassess the adequacy of the Nominating Committee Charter annually and recommend any proposed changes to the Board of Directors for approval;
•	undertake such other responsibilities as may be delegated by the Board to the Committee from time to time in accordance with applicable law; and
•	take any and all other actions as may be required by the federal securities laws or other applicable laws or regulations regarding the nomination of directors.

A-2

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
  Please detach here

The Board of Directors Recommends a Vote FOR Item 1.

1.	Election of directors:	01 Charles H. Andresen	05 Rondi C. Erickson	☐	Vote FOR	☐	Vote WITHHELD
		02 David O. Harris	06 H. Leigh Severance		all nominees		from all nominees
		03 Gerald W. Simonson	07 Lockwood Carlson		(except as marked)
04 William C. Ulland

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting, or adjournments or postponements thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box, sign, and indicate changes below: ☐	Date , 2011

Signature(s) in Box

(If there are co-owners, each must sign.)
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

IKONICS CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Thursday, April 28, 2011
1:00 p.m., Local Time
Kitchi Gammi Club
831 E. Superior St.
Duluth, Minnesota

IKONICS Corporation 4832 Grand Avenue, Duluth, MN 55807	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 28, 2011.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Item 1.
By signing the proxy, you revoke all prior proxies and appoint William C. Ulland and Jon Gerlach, and each of them, with full power of substitution, to vote your shares on the matter shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.
110714